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As filed with the Securities and Exchange Commission on December 2, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JD.com, Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	5990 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

10th Floor, Building A, North Star Century Center
No. 8 Beichen West Street
Chaoyang District, Beijing 100101
The People's Republic of China
+86 10 5895-5500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3740-4700	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300

                  Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑    333-200450

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee

Class A Ordinary Shares, par value $0.00002 per share(1)	8,337,454	$11.90	$99,215,703	$11,529

(1)
American depositary shares issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-195849). Each American depositary share represents two Class A ordinary shares.

(2)
Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

                  The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

              This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-200450) initially filed by JD.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on November 21, 2014, which was declared effective by the Commission on December 2, 2014, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

              The required opinions and consents are listed on an Exhibit Index attached hereto.

 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 2, 2014.

JD.COM, INC.
By:	/s/ Richard Qiangdong Liu Name: Richard Qiangdong Liu Title: Chairman of the Board of Directors and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Richard Qiangdong Liu Richard Qiangdong Liu		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 2, 2014
* Martin Chi Ping Lau		Director	December 2, 2014
* Ming Huang		Director	December 2, 2014
* Louis T. Hsieh		Director	December 2, 2014
* David Daokui Li		Director	December 2, 2014
/s/ Sidney Xuande Huang Sidney Xuande Huang		Chief Financial Officer (Principal Financial and Accounting Officer)	December 2, 2014
*By:	/s/ Richard Qiangdong Liu Name: Richard Qiangdong Liu Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

              Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of JD.com, Inc. has signed this registration statement or amendment thereto in New York on December 2, 2014.

Authorized U.S. Representative
By:	/s/ Giselle Manon Name: Giselle Manon, on behalf of Law Debenture Corporate Services Inc. Title: Service of Process Officer

 JD.com, Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm
23.2	Consent of PricewaterhouseCooopers, an independent registered public accounting firm
23.3	Consent of Maples and Calder (included in Exhibit 5.1)

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EXPLANATORY NOTE
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
JD.com, Inc. EXHIBIT INDEX